August 13, 1996


Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

         Re:     Amtech Systems, Inc.
                 Stock Option Agreements and Directors Stock Purchase Agreements

Ladies and Gentlemen:

         We have acted as counsel to Amtech Systems, Inc., an Arizona corporation (the "Company"), in connection with its Registration Statement on Form S-3 (the "Registration Statement") filed under the Securities Act of 1933 relating to the registration of 134,500 shares of the Company's Common Stock, $.01 par value (the "Common Stock"), consisting of (i) 94,500 shares of Common Stock issuable upon the exercise of issued and outstanding options (the "Options") granted pursuant to the Company's 1983 Stock Option Plan (the "Plan"), and (ii) 40,000 shares of Common Stock issuable pursuant to Directors Stock Purchase Agreements (the "Directors Agreements").

         In that connection, we have examined such documents, corporate records and other instruments as we have deemed necessary or appropriate for purposes of this opinion, including the Articles of Incorporation, as amended, and the Bylaws of the Company.

         Based upon the foregoing, we are of the opinion that:

         1. The Company has been duly organized and is validly existing as a corporation under the laws of the State of Arizona.

         2. The 94,500 shares of Common Stock issuable upon the exercise of the issued and outstanding Options pursuant to the Plan, when issued and sold in accordance with the terms of the Plan, will be validly issued, fully paid and nonassessable.
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Securities and Exchange Commission
August 13, 1996
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         3. The 40,000 shares of Common Stock issuable pursuant to the Directors
Agreements, when issued and sold in accordance with the terms of the Directors Agreements, will be validly issued, fully paid and nonassessable.

         We hereby consent to the use of this opinion as an exhibit to the Registration Statement.

                                                     Very truly yours,

                                                     SQUIRE, SANDERS & DEMPSEY